UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2020
AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street,	Waltham,	Massachusetts	02451
(Address of Principal Executive Offices)			(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAG	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2020, AMAG Pharmaceuticals, Inc. (the “Company”) announced the appointment of Scott D. Myers, age 54, as the President and Chief Executive Officer of the Company, effective as of April 28, 2020 (the “Start Date”). Mr. Myers will serve as the Company’s principal executive officer. In addition, Mr. Myers was also appointed as a member of the Board of Directors (the “Board”) of the Company, effective as of the Start Date.

Prior to joining AMAG, Mr. Myers served as Chairman (starting in June 2018) and Chief Executive Officer (starting in September 2018) of Rainier Therapeutics (“Rainier”), a private clinical stage oncology company focused on metastatic bladder cancer, until January 2020.  Prior to joining Rainier, Mr. Myers was the Chief Executive Officer, President and a member of the Board of Directors of Cascadian Therapeutics (“Cascadian”), a publicly traded oncology company, from April 2016 to March 2018. Before joining Cascadian, Mr. Myers was Chief Executive Officer of Aerocrine, AB, a Swedish medical device company, from September 2011 to July 2015.  Mr. Myers also serves on the Board of Directors of Selecta Biosciences, a publicly traded gene therapy company, and Harpoon Therapeutics, a publicly traded oncology company.  Mr. Myers holds a B.A. in Biology from Northwestern University and an M.B.A. from the Graduate School of Business at the University of Chicago.

In connection with his appointment as the President and Chief Executive Officer of the Company, Mr. Myers entered into an employment agreement with the Company, which provides that Mr. Myers will receive an initial annual base salary of $750,000 and will be eligible to earn an annual target bonus of seventy-five percent (75%) of his base salary, based upon the achievement of certain performance goals determined by the Board or the Compensation Committee of the Board, with such target award to be guaranteed for the fiscal year ended December 31, 2020 (on a pro-rated basis based on the Start Date) if Mr. Myers is employed on December 31, 2020.

Mr. Myers was granted an option to purchase 1,000,000 shares of common stock of the Company at an exercise price equal to the fair market value of a share of common stock on the date of grant, effective as of the Start Date. The option becomes exercisable in four equal annual installments beginning on the first anniversary of the grant date. This option award was granted without stockholder approval as an inducement material to Mr. Myers entering into employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

Under the terms of his employment agreement, in the event that Mr. Myers is terminated for any reason other than for disability or cause by the Company (or its successor), or if he resigns for good reason, within two years following a change of control, Mr. Myers will receive (i) 24 months of severance pay based on his then-current base salary; (ii) a lump sum payment equal to two times his target annual bonus amount for the year in which the date of termination occurs; (iii) payment or reimbursement of the premiums for continued health and dental benefits for up to 24 months following termination and (iv) full acceleration of the vesting on any unvested equity awards, including time-based and performance-based equity awards that were granted before such change of control. In the event that, upon a change of control, the Company or the successor to or acquirer of the Company’s business elects not to assume all the then unvested outstanding stock options, restricted stock units and other equity incentives that were granted to Mr. Myers prior to the change of control, such securities will become vested in full as of the date of the change of control and he shall receive the value of such equity awards as provided in the applicable acquisition agreement (or if no such provision is made, in the applicable equity incentive plan).

Under the terms of his employment agreement, in the event the Company terminates his employment other than for disability or cause, or if he resigns for good reason, in each case other than in connection with, and during the two years following, a change of control, Mr. Myers will receive 18 months of severance pay based on his then-current base salary and up to 18 months of subsidized COBRA payments. In addition and under such circumstances, all time-based stock options and other time-based equity awards which would have vested if he had been employed for an additional 18 months following the date of termination will vest.

The separation benefits described above are subject to Mr. Myers’ execution and effectiveness of a general release of claims in a form acceptable to the Company. The employment agreement includes other terms of Mr. Myers benefits, including the provision by the Company of certain relocation and indemnification benefits. A copy of the employment agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Also on April 28, 2020, Mr. Myers signed an Indemnification Agreement with the Company in substantially the same form as the Company’s other executive officers and filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

There are no other arrangements or understandings between Mr. Myers and any other person pursuant to which Mr. Myers was appointed to the Company positions outlined above, and Mr. Myers is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

As previously disclosed by the Company on January 9, 2020, upon the election of Mr. Myers to the office of President and Chief Executive Officer, and as a member of AMAG’s Board, Mr. Heiden’s resignation as President and Chief Executive, and as a member of the Board, became effective.

Item 7.01. Regulation FD Disclosure.

On April 28, 2020, the Company issued a press release regarding the employment of Mr. Myers and his election to the Board. The Company’s press release is furnished herewith as Exhibit 99.1 to this report.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between AMAG Pharmaceuticals, Inc. and Scott Myers effective as of April 28, 2020 (filed herewith)
99.1	Press Release of AMAG Pharmaceuticals, Inc., dated April 28, 2020 (furnished herewith)
104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Chief Business Officer, General Counsel & Corporate Secretary
Dated:	April 28, 2020

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